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                                                                    Exhibit 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement of Natural MicroSystems Corporation (the "Company") on Form S-8 of our report dated January 19, 1998, on our audit of the consolidated financial statements and financial statement schedule of the Company as of December 31, 1997, and for the year ended December 31, 1997, which report is included in the Company's Annual Report which is incorporated by reference on Form 10-K.

                                    COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 16, 1998